                                                        EXHIBIT 4.9








                            REIMBURSEMENT AGREEMENT

                         DATED AS OF FEBRUARY 29, 1996

                                    BETWEEN

                          THE HUNTINGTON NATIONAL BANK

                                      AND

                             MCINNES STEEL COMPANY

                                  Relating to
       Erie County Industrial Development Authority Variable Rate Demand
                      Industrial Development Revenue Bonds
                       (McInnes Steel Company Project)







Porter, Wright, Morris & Arthur
41 South High Street
Columbus, Ohio 43215

                               TABLE OF CONTENTS

1. Definitions And Accounting Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
   1.1  Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
   1.2  Use of Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
   1.3  Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
   1.4  Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

2. Letter of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

3. Letter of Credit Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
   3.1  Security Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
   3.2  Other Documents and Actions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
   3.3  Right of Set-Off Against the Borrower;
         Additional Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

4. Conditions to Issuance and Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
   4.1  Conditions to Issuance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
   4.2  Confirmation of Filing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
   4.3  Closing of Other Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

5. Reimbursement and Other Payments; Extension  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
   5.1  Reimbursement and Other Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
   5.2  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
   5.3  Increased Costs Due to Change in Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
   5.4  Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
   5.5  Termination and Extension of Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
   5.6  Pledge of Custody Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
   5.7  Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

6. Events of Default and Remedies Upon Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
   6.1  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
   6.2  Remedies Upon Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
   6.3  Cumulative Remedies; No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

7. Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
   7.1  Nonliability of the Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
   7.2  No Representations by the Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
   7.3  No Third Parties Benefitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
   7.4  Indemnity by the Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
   7.5  Commissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

  7.6  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  7.7  Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  7.8  Amendments; Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . .   17
  7.9  Cumulative Remedies; No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  7.10 Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  7.11 Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  7.12 Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  7.13 Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  7.14 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  7.15 Time of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  7.16 WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

                            REIMBURSEMENT AGREEMENT

     THIS REIMBURSEMENT AGREEMENT is entered into as of February 29, 1996, by and between MCINNES STEEL, INC., a Pennsylvania corporation (the "Borrower") and THE HUNTINGTON NATIONAL BANK, a national banking association (the "Bank").

     1. Definitions And Accounting Terms.

     1.1 Defined Terms. As used in this Reimbursement Agreement, the following terms shall have the meaning set forth respectively after each:

     "Agreement" means this Reimbursement Agreement, either as originally executed or as it may from time to time be supplemented or amended.

     "ALTA Policy" means the policy of title insurance covering the Property required pursuant to Section 4.1.1 (f) of this Agreement.

     "Authority" means the Erie County Industrial Development Authority, its successors and assigns.

     "Bond Documents" means all of the instruments and agreements which have been or may hereafter be executed from time to time by the Trustee, the Authority and/or the Borrower in connection with the Bonds, including without limitation the following, as from time to time supplemented or amended:

     (i) the Trust Indenture; and

     (ii) the Bonds.

     "Bonds" means the Erie County Industrial Development Authority Variable Rate Industrial Development Revenue Bonds, (McInnes Steel Company Project), Series 1991.

     "Borrower's Representative" means each of one or more Persons authorized in writing from time to time by the Borrower, with the approval of the Bank, to deliver certificates and other documents, instruments and material to the Bank pursuant to this Agreement.

     "Business Day" means any day of the year, other than (a) a Saturday; (b) a Sunday; (c) a day on which commercial banks located in any one or more of the cities in which the principal corporate trust office of the Trustee, the principal offices of the Bank and/or the Remarketing Agent are located are required or authorized by law to remain closed; or (d) a day on which the New York Stock Exchange is closed.

     "Custody Bonds" shall have the meaning ascribed thereto in Section 4.04(a) of the Trust Indenture and are pledged by the Borrower to the Bank pursuant to
Section 5.6 of this Agreement.

     "Event of Default" means each of those events so designated in Article 6 of this Agreement.

     "Financing Statements" means the UCC-1 financing statements covering the personal property in which security interests are created pursuant to the Letter of Credit Documents required pursuant to Section 3.1(b) of this Agreement, as from time to time supplemented or amended.

     "GAAP" means generally accepted accounting principles applied on a consistent basis.

     "Improvements" means the improvements now or hereafter located on the Property.

     "Letter of Credit" means the letter of credit to be issued by the Bank pursuant to this Agreement, either as originally executed or as it may from time to time be modified, extended, renewed or replaced.

     "Letter of Credit Documents" means, collectively, this Agreement and the Security Documents, as from time to time supplemented or amended with the written consent of the Bank.

     "Loan Agreement" means the Loan and Security Agreement between the Borrower (among others) and the Bank;, dated February 29, 1996, as from time to time supplemented or amended.

     "Loans" shall have the meaning attributed thereto in the Loan Agreement.

     "Mortgage" means the Open-End Mortgage, Assignment of Rents and Security Agreement of even date herewith executed and delivered by the Authority and the Borrower to the Bank, as from time to time supplemented or amended with the written consent of the Bank.

     "Permitted Encumbrances" means the utility, access and other easements, rights-of-way, mineral rights, restrictions and exceptions of record, encumbrances, irregularities and clouds on title encumbering the Property and described in Schedule B - I, or described as subordinated to the lien of the Mortgage on Schedule B - 2, of the policy of title insurance in favor of the Bank insuring the lien of the Mortgage on the Property, as from time to time supplemented or amended with the prior written consent of the Bank.

     "Person" means and includes an individual, corporation, partnership, limited liability company, trust, unincorporated organization or association and a government or any department or agency thereof.

     "Personal Property" means all of the Borrower's right, title and interest in and to all inventory, equipment, furnishings and fixtures now owned or hereafter acquired, located on, or used in connection with, the Property; all permits, licenses and approvals necessary to operate the Project; and all of the Borrower's accounts, including without limitation those arising from all the rents and revenues of the Project, including those now due, past due, or to become due, by virtue of any lease, license or other agreement for the occupancy or use of all, or any portion, of the Project.

     "Prime Rate" means the interest rate per annum established by The Huntington National Bank from time to time as such bank's prime commercial rate based on its consideration of economic, money market, business and competitive factors, and is not necessarily such bank's most favored rate. Subject to any minimum or maximum rate limitations specified by applicable law, the Prime Rate will automatically and immediately change from time to time effective as of the effective date of each such change in the prime commercial rate of such bank.

     "Project" means the Property, the Project Facilities and the Personal Property, which are owned and operated by the Borrower.

     "Project Facilities" means the manufacturing facility described in Exhibit B hereto, together with any additions, modifications and substitutions to those facilities.

     "Property" means the approximately 6.497-acre tract of real estate located in Erie, Pennsylvania, in which the Authority owns fee simple title and the Borrower owns a land contract vendee's interest, upon which the Project Facilities are located, which real estate is more fully described in the Mortgage.

     "Remarketing Agent" means the Remarketing Agent as designated from time to time pursuant to the provisions of the Trust Indenture.

     "Security Documents" means, collectively, the Mortgage, the Financing Statements, and any other deed of trust, mortgage, hypothecated mortgage, security agreement, financing statement, guaranty or assignment now, heretofore or hereafter executed to secure the obligations of the Borrower under this Agreement, in each case either as originally executed or as the same may from time to time be supplemented or amended with the written consent of the Bank.

     "Trustee" means PNC Bank, National Association, a national banking association, successor to Marine Bank, with its principal corporate trust office located in Erie, Pennsylvania, or its successors as trustee under the Trust Indenture.


     "Trust Indenture" means the Trust Indenture dated as of November 1, 1991, executed and delivered between the Authority and the Trustee, as from time to time supplemented or amended.

     1.2 Use of Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any number of the members of the relevant class.

     1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP.

     1.4 Exhibits. All Exhibits to this Agreement, either as now existing or as the

     2. Letter of Credit. The Borrower entered into the Bond Documents in order to cause the issuance of the Bonds, so that the Bond Proceeds could be used to finance the Project. Among other credit facilities to be extended to the Borrower and related Persons by the Bank, as more fully described in the Loan Agreement, the Borrower has requested the Bank to issue an irrevocable letter of credit in the form attached hereto as Exhibit "A" to replace a letter of credit currently securing repayment of the Bonds and issued by PNC Bank, National Association. The Letter of Credit shall have a stated amount in an aggregate amount not exceeding $4,610,959 of which an amount not exceeding $4,500,000 shall be available to pay the principal amount of the Bonds or the principal portion of the purchase price of the Bonds, and an amount not exceeding $110,959 shall be available to pay for interest accrued on the Bonds or the interest portion of the purchase price of the Bonds for up to a maximum of 60 days at the actual interest rate on the Bonds not to exceed an interest rate of 15% per annum, all as more particularly provided in the Letter of Credit. The Bank is willing to issue the Letter of Credit on the terms and conditions contained in this Agreement, the other Letter of Credit Documents and the Loan Agreement.

     3. Letter of Credit Documents.

     3.1 Security Documents. In consideration of the Bank's entry into this Agreement and the other Letter of Credit Documents, and as security for the prompt payment when due of all sums of principal, purchase price and interest advanced by the Bank pursuant to the Letter of Credit as well as for payment of any other sums owing pursuant to the Loan Agreement, this Agreement or any of the other Letter of Credit Documents, together with any and all extensions, renewals, modifications and amendments thereof and as security for the performance and observance of all of the covenants, agreements and conditions contained in the Letter of Credit, the Loan Agreement, this Agreement and all of the other Letter of Credit Documents, the Borrower shall, at its sole expense, execute and deliver or cause to be executed and delivered to the Bank and record or cause to be recorded, if appropriate, the following documents, each of which shall be in such form and content, and executed by such persons and/or entities, as the Bank shall in its reasonable discretion require:

     (a) the Mortgage; and

     (b) the Financing Statements.

     3.2 Other Documents and Actions. The Borrower agrees to execute, acknowledge and/or deliver or cause to be executed, acknowledged and/or delivered to the Bank such other instruments, agreements and documents, and to take such actions, upon request by the Bank, as the Bank may reasonably require in order to carry out the purposes of the Loan Agreement, this Agreement and the other Letter of Credit Documents, and the transactions contemplated thereby, and to protect and/or further the validity, priority and/or enforceability of the Security Documents or subject to the Security Documents and the security interests thereby created, any property, together with any renewals, additions, substitutions, replacements or betterments thereto, intended by the terms of the Loan Agreement, this Agreement or the other Letter of Credit Documents to be covered by the Security Documents.

     3.3 Right of Set-Off Against the Borrower; Additional Collateral.

     (a) Upon the occurrence and during the continuance of any Event of Default hereunder, the Bank is hereby authorized at any time and from time to time, without prior notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower, against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Loan Agreement or the Letter of Credit Documents, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be unmatured.

     (b) The Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this
Section 3.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

     4. Conditions to Issuance and Closing.

     4.1 Conditions to Issuance. The obligation of the Bank to issue the Letter of Credit is subject to the following conditions precedent, in addition to and not in lieu of those set forth in the Loan Agreement, unless specifically waived in writing by the Bank:

     4.1.1 The Bank shall have received all of the following, each of which shall be in form and substance satisfactory to the Bank:

              (a) manually executed counterparts of the Letter of Credit Documents and the fees and expenses required by Section 5.1 of this Agreement to be paid on the date of issuance of the Letter of Credit;

              (b) all of the opinions, certificates, and other documents specified in Section 7.07 of the Trust Indenture (except to the extent that such opinions, certificates and other documents are for the benefit of the Trustee and are waived by the Trustee) or requested by the Bank pursuant to the Loan Agreement and the Letter of Credit Documents;

              (c) a written opinion of counsel for the Borrower in form and substance satisfactory to the Bank;

              (d) a written opinion of counsel, in form and substance satisfactory to the Bank, covering such matters relating to the Bond Documents as may be required by the Bank;

              (e) a current survey (or current certification of an existing survey) of the Property certified to the Bank and the title insurance company issuing the ALTA Policy issued by a registered surveyor in conformity with the Bank's survey requirement standards locating the buildings on the Property, all access roads, easements and other encumbrances set forth in the ALTA Policy;

              (f) (i) a standard ALTA mortgagee title insurance commitment, in form and substance and issued by a title insurance company satisfactory to the Bank, together with satisfactory evidence of reinsurance of a portion of the title insurance company's obligations under the final policy of title insurance if required by the Bank in its discretion, naming the Bank as insured in a policy amount of not less than $5,500,000.00, reflecting the Authority's marketable title in and to, and the Borrower's land contract vendee's interest in and to, the Project and containing only exceptions acceptable to the Bank; and (ii) after closing and recording, a final policy of title insurance on the ALTA 1970 (Revised 1984) form naming the Bank as insured, containing no exceptions for filed or unfiled mechanics' or materialmens' liens, the rights of parties in possession or as to matters of survey, together with such endorsements and coverages as may from time to time be required by the Bank, and insuring the Mortgage as a valid first lien on the Project, subject only to Permitted Encumbrances, all in conformity to the Bank's title insurance requirements;

              (g) evidence satisfactory to the Bank that there is satisfactory ingress to and egress from the Property;

              (h) evidence satisfactory to the Bank indicating that no portion of the Property is located in a flood hazard area designated by the U.S. Department of Housing and Urban Development;

              (i) receipt with respect to the Project of: (i) a current zoning letter from the appropriate governmental authority indicating the final and unappealable zoning classification of the Project, a copy of the applicable portion of the zoning code indicating the permitted uses and restrictions in such zoning classification, and a certificate of the Borrower or the Borrower's engineer, that the Project is in compliance therewith; (ii) evidence of the availability of public water, sewer and all other utilities necessary for the use and operation of the Project and that the capacities of each such utility are sufficient to adequately service the Project; and (iii) copies of all governmental approvals required to occupy and operate the Project;

              (j) receipt of (i) a "Phase I" environmental report in conformity with the Bank's Phase I environmental report requirements for the Project addressed to the Bank prepared by a licensed environmental engineering firm acceptable to the Bank, which report must indicate to the Bank's satisfaction that the Project is free from hazardous substance contamination and (ii) such other evidence of compliance of the Project with applicable federal, state and local environmental laws, regulations and requirements as the Bank may require;

              (k) receipt with respect to the Borrower of: (i) a current certified copy of its Articles of Incorporation, as amended, certified by the Secretary of State of Pennsylvania; (ii) a current certificate of good standing from the Secretary of State of Pennsylvania; and
         (iii) a copy of its Code of Regulations, as amended, certified by its Secretary or Assistant Secretary;

              (l) receipt of certified copies of resolutions of the Board of Directors of the Borrower authorizing it to enter into the Loan Agreement and the Letter of Credit Documents to which it is a party, which resolutions shall designate the names of the officers of the Borrower authorized to execute such documents,

              (m) a descriptive, narrative appraisal of the Project in form acceptable to the Bank and certifying a valuation reasonably satisfactory to the Bank, by an MAI appraiser acceptable to the Bank; and

              (n) such additional certificates, documents, consents or opinions, in form and substance satisfactory to the Bank, as the Bank may reasonably, request.

     4.2 Confirmation of Filing. The Bank shall have received confirmation to its satisfaction that the Letter of Credit Documents have been duly executed, acknowledged, delivered and recorded or filed, as appropriate.

     4.3 Closing of Other Transactions. All of the other Loans contemplated by the Loan Agreement shall have closed, simultaneously with the issuance of the Letter of Credit.

     5. Reimbursement and Other Payments; Extension.

              5.1 Reimbursement and Other Payments. The Borrower hereby agrees to pay to the Bank:

              (a) on the date of any Interest Draft, Tender Draft or Redemption Draft (as such terms are defined in the Letter of Credit), a sum equal to the amount of such Interest Draft, Tender Draft or Redemption Draft, plus the sum of One Hundred Dollars ($100.00) for each drawing made on the Letter of Credit;

              (b) on demand, all reasonable amounts expended, advanced or incurred by the Bank to satisfy any obligation of the Borrower under this Agreement or any other Letter of Credit Document or to enforce the rights of the Bank under this Agreement or any other Letter of Credit Document or Bond Document (including without limitation any costs incurred by the Bank in connection with any insolvency or bankruptcy proceeding affecting the Borrower, any Guarantor, or any tenant, sub-tenant, licensee or occupant with respect to any portion of the Project or any other guarantor of the Borrower's obligations under this Agreement, the Loan Agreement or any of the Security Documents, which amounts will include all court costs, reasonable attorneys' fees, fees of auditors and accountants and investigation expenses reasonably incurred by the Bank in connection with any such matters;

              (c) on demand, except as otherwise provided herein, interest on any and all amounts unpaid by the Borrower to the Bank when due under this Agreement or any other Letter of Credit Document from the date such amounts become due until paid in full at a fluctuating rate per annum (computed on the basis of a year of 360 days but calculated on the actual number of days outstanding) equal to two percent (2%) per annum in excess of the Prime Rate;

              (d) on demand, any other amounts owing to the Bank by the Borrower under this Agreement or any of the other Letter of Credit Documents;

              (e) on the date of issuance of the Letter of Credit (i) all attorneys' fees and out-of-pocket expenses incurred by the Bank counsel and Bond counsel in connection with the negotiation, preparation and execution of this Agreement, the Letter of Credit and any and all of the other Letter of Credit Documents and security documents in connection therewith and the transactions contemplated thereby (including any amendments hereto or thereto or consents or waivers hereunder or thereunder); and (ii) all fees, charges or taxes for the recording or filing of Security Documents paid by the Bank;

              (f) on the date of issuance of the Letter of Credit, the initial fee equal to $46,878.08 for the period from the date of issuance through and including June 30, 1996 (the "Initial Fee"); and

              (g) on each July 1, October 1, January 1 and April 1 thereafter that the Letter of Credit remains in effect, for the ensuing calendar quarter commencing on the first day of that month (a "Fee Period"), a quarterly fee (the "Quarterly Fee") equal to 0.75% of the undrawn amount available to be drawn under the Letter of Credit on such date (which amount will take into account all reductions or increases in such undrawn amount through such preceding quarter), payable in advance on the next succeeding July 1, October 1, January 1 and April 1 of the commencement of such Fee Period.

If subsequent to the payment of a Quarterly Fee under this subsection, any amount is reinstated under the Letter of Credit which increases the undrawn amount available to be drawn under the Letter of Credit to an amount greater than the amount on which such fee was calculated (the "Increase Amount"), the Borrower will pay to the Bank the Quarterly Fee on the Increase Amount within five days of demand therefor by the Bank. In no event shall the Bank have any obligation to make reimbursement or to otherwise account to the Borrower in respect of fees paid by the Borrower as a result of any reduction in the undrawn amount under the Letter of Credit and/or any later adjustment to a fixed rate of interest on the Bonds at less than the maximum interest rate of 15% per annum. If at any point in time the Borrower fixes the interest rate on the Bonds at a rate less than the maximum rate of 15% per annum, the Quarterly Fee due and payable thereafter shall be due and payable on the undrawn amount of such Letter of Credit representing the actual rate of interest on the Bonds for the next respective Fee Period, if fixed for such Fee Period, but if the rate of interest on the Bonds can vary during such Fee Period, the Quarterly Fee shall be calculated on the assumed maximum interest rate of 15% per annum.

     The payments to be made by the Borrower pursuant to this Agreement are in addition to, and not in lieu of or substitution for, payments to be made to the Bank pursuant to the Loan Agreement and the other agreements and documents executed in connection therewith.

     5.2 Payments. All payments by the Borrower to the Bank hereunder shall be made in lawful currency of the United States of America and in immediately available funds before 2:00 p.m., Columbus, Ohio time on the date when such payment is due at the office of the Bank at 41 South High Street, Columbus, Ohio 43215, Attention: International Division, Letter of Credit Department, or at such other location as the Bank shall designate to the Borrower from time to time in writing. Any payment received and accepted by the Bank after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the Bank's next following Business Day.

     If the date for any payment hereunder falls on a day that is not a Business Day, then for all purposes of this Agreement the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

     5.3 Increased Costs Due to Change in Law. If any change in any law or regulation or in the interpretation thereof by any court or administrative agency shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against or in connection with letters of credit issued by the Bank, or (ii) impose on the Bank any other condition regarding this Agreement or the Letter of Credit (other than changes in the rates of income taxation generally applicable to the Bank), and the result of any such event shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit (which increase in cost shall be determined by the Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then (a) the Bank shall so notify the Borrower, and (b) upon receipt of such notice from the Bank, the Borrower shall promptly pay to the Bank from time to time as specified by the Bank additional amounts which shall be sufficient to compensate the Bank for such increased costs, together with interest on each such amount for the period from the date of such notice until payment in full thereof at the Prime Rate plus two percent (2%) (computed on the basis of a year of 360 days but calculated on the actual number of days outstanding). A certificate setting forth in reasonable detail such increased cost incurred by the Bank as a result of any such event, submitted by the Bank to the Borrower, shall be prima facie evidence, absent manifest error, as to the amount thereof.

     5.4 Obligations Absolute. The obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

              (a) any lack of validity or enforceability of the Letter of Credit, or any of the Letter of Credit Documents, the Loan Agreement or the Bond Documents or any other agreement or instrument related thereto;

              (b) any amendment or waiver of, or any consent to departure from, the terms of the Letter of Credit or any of the Letter of Credit Documents, the Loan Agreement or the Bond Documents or any other agreement or instrument related thereto;

              (c) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the Trustee, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the Letter of Credit, any of the other Letter of Credit Documents, the Bonds, the Loan Agreement or any other agreement or instrument related thereto, or in connection with the Project, the Loans or any unrelated transaction;

              (d) any statement, draft or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever (except to the extent acceptance or reliance upon any such statement, draft or other document is a result of the Bank's gross negligence or willful misconduct);

              (e) the surrender or impairment of any security for the performance or observance of the terms of this Agreement, any of the other Letter of Credit Documents, the Loan Agreement or any other agreement related thereto; or

              (f) any other circumstance, happening or omission whatsoever, whether or not similar to any of the foregoing, provided, that such circumstance, happening or omission is not a result of the Bank's gross negligence or willful misconduct.

     5.5 Termination and Extension of Letter of Credit. The Letter of Credit shall terminate in accordance with the terms and conditions of the Letter of Credit; provided, however, that, subject to such terms and conditions, the Expiration Date, as set forth in the Letter of Credit, may be extended pursuant to, and otherwise in accordance with, the following terms and conditions:

              (a) On November 6, 1999, and, if so extended on November 6, 1999, on November 6, 2000, if the Extension Notice (as hereinafter described) shall have theretofore been timely delivered by the Bank to the Borrower and the Trustee, the Expiration Date shall be extended for one full year. If the Expiration Date is so extended, the Trustee shall, not later than thirty (30) days thereafter, surrender the outstanding Letter of Credit to the Bank and accept, upon such surrender, a substitute irrevocable letter of credit in the form of Exhibit A to this Agreement, dated the date of such substitution and having an Expiration Date which is one year later than the Expiration Date, but otherwise having terms identical to the surrendered Letter of Credit. In lieu of surrendering the Letter of Credit and accepting a substitute therefor, the Trustee may accept a written notice of extension from the Bank notifying the Trustee that the Bank has extended the Expiration Date for a period of one year.

              (b) Not later than 6 months prior to November 6, 1999, and, if extended on November 6, 1999, not later than 6 months prior to November 6, 2000, and, provided the Bank has theretofore timely given the Borrower and the Trustee the Extension Notice, the Bank may, in its sole discretion, by notice in writing given by the Bank to the Borrower and the Trustee (the "Extension Notice"), advise the Borrower and the Trustee that the Expiration Date will be extended in accordance with paragraph (a) of this Section 5.5. In the event the Bank determines not to extend the Expiration Date, the Bank agrees to give the Borrower at least 6 months' written notice of such determination.

     5.6 Pledge of Custody Bonds.

              (a) As security for the payment and performance of all obligations of the Borrower to the Bank hereunder and under the other Letter of Credit Documents, the Borrower hereby agrees that upon the making of a Tender Draft (as defined in the Letter of Credit) the Borrower will forthwith deliver to the Trustee for the benefit of the Bank Bonds free and clear of all other liens and encumbrances in an aggregate principal amount equal to the amount of such Tender Draft, less (i) any portion of such Tender Draft representing interest on the Bonds so purchased, and (ii) the amounts the Bank is reimbursed by 2:00 p.m. Columbus, Ohio time on the Bond Purchase Date corresponding to the date of such Tender Draft (collectively, the "Custody Bonds"), and the Borrower hereby grants to the Bank a security interest in the Custody Bonds and in the proceeds thereof.

              (b) The Borrower hereby agrees to deliver or cause to be delivered immediately to the Trustee for the benefit of the Bank the Custody Bonds which shall be held by the Trustee in its custody and control for the benefit of the Bank in accordance with Section 4.04 of the Trust Indenture. The Borrower further agrees to cause the Trustee to enter into its registration books as the address to which payments of principal, premium, if any, and interest with respect to Custody Bonds are to be sent, the Bank's address for notices pursuant to
         Section 7.11 hereof as in effect from time to time.

              (c) If the Borrower shall become entitled to receive or shall receive any Custody Bonds, any payment of interest with respect to the Custody Bonds, or any and all other proceeds thereof, the Borrower shall accept any such items as the Bank's agent, shall hold them in trust for the Bank, and shall deliver them forthwith to the Bank in the exact form received, with the Borrower's endorsement to the order of the Bank when necessary, to be held by the Bank, subject to the terms hereof, as security for the payment and performance of all obligations of the Borrower hereunder and under the other Letter of Credit Documents, except that the Bank shall credit all payments and proceeds received by the Bank directly against the Borrower's obligations under Section 5.1 of this Agreement as provided below.

              (d) All principal, premium, if any, and interest paid on the Custody Bonds shall be retained by the Bank (or if received by the Borrower shall be forthwith delivered by it to the Bank in the original form received) and applied by the Bank to the payment of amounts due the Bank from the Borrower hereunder, under the Loan Agreement and under the other Letter of Credit Documents.

              (e) If the Borrower makes or causes to be made to the Bank a payment of a Tender Draft pursuant to Section 5.l(a) hereof, or a Remarketing Agent resells Custody Bonds on behalf of the Borrower, the Bank agrees to release from the lien of this Agreement and, if the Custody Bonds are in the Bank's possession, to deliver to the Borrower or the Remarketing Agent as the case may be, Custody Bonds, endorsed in blank without recourse in an aggregate principal amount equal to the amount of such payment with respect to principal so made, or the principal amount of the Custody Bonds so resold to the extent that the proceeds of such resale are delivered to the Bank.

              (f) In addition to the rights and remedies granted to the Bank in this Agreement, the Bank shall have all of the rights and remedies of a secured party under Chapter 1309 of the Ohio Revised Code and such other rights and remedies as are granted to a secured party in similar situations to the extent of the security interest granted under paragraph (a) above.

              (g) The Borrower shall be liable for the deficiency if the proceeds of any sale or other disposition of the Custody Bonds by the Bank are insufficient to pay all amounts to which the Bank is entitled, including principal and interest as provided herein, and the reasonable fees of any outside attorneys employed by the Bank to collect such deficiency.

           5.7 Reinstatement.

              (a) In connection with any Tender Draft, upon (1)(i) receipt by the Bank or the Trustee of immediately available funds in an amount equal to the principal amount of the Bonds that have been remarketed in accordance with Section 4.01 of the Trust Indenture, and (ii) receipt by the Bank from the Trustee of a certificate with respect to such reinstatement in the form of Annex 5 attached to the Letter of Credit, or (2) Bonds for the Bank's benefit in the aggregate principal amount equal to the unpaid amount of the principal portion of such Tender Draft delivered by the Borrower or on its behalf, registered or recorded in the name of the Borrower as pledgor and the Bank as pledgee in accordance with Section 5.6 hereof, or (3) the Bank's otherwise advising the Trustee in writing that such reinstatement shall occur, as provided in the Letter of Credit, the Trustee's right to draw on the Letter of Credit shall automatically be reinstated in an amount equal to the principal portion plus the interest portion of such Tender Draft, or the aggregate principal amount of such Bonds plus the interest portion of such Tender Draft, as the case may be.

              (b) In the event of an Interest Draft, the Stated Amount shall automatically be reinstated in the amount of the related Interest Draft at the close of business on the fifteenth day following the date of such draft unless the Bank shall have delivered to the Trustee a written notice specifically referring to the Letter of Credit stating that an Event of Default has occurred under this Agreement and is continuing and that such reinstatement shall not occur.

     6. Events of Default and Remedies Upon Default.

       6.1 Events of Default. The occurrence of any one or more of the following, whatever the reason therefor, shall constitute an Event of Default hereunder:

              (a) The Borrower shall fail to pay any amount of principal, purchase price or interest or any other sum owing under this Agreement or any other Letter of Credit Document on the due date thereof; or

              (b) An Event of Default occurs and is existing under the Loan Agreement.

     6.2 Remedies Upon Default. Upon the occurrence of any Event of Default, in addition to and not in lieu of all rights and remedies available to the Bank under the Loan Agreement and the other agreements and documents executed in connection therewith, in law or at equity, the Bank may, at its option, do any or all of the following:

              (a) Declare the principal of all amounts owing under this Agreement and the other Letter of Credit Documents (including all obligations secured by the Security Documents) and all other indebtedness of the Borrower to the Bank, together with interest thereon, to be forthwith due and payable, regardless of any other specified maturity or due date, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, and without the necessity of prior recourse to any security;

              (b) Implement any remedies available to the Bank under or in connection with the Bond Documents, including without limitation instructing the Trustee, in the Bank's sole discretion, to accelerate the maturity of the Bonds and causing and paying a full or partial drawing under the Letter of Credit (whether or not any amounts have previously been paid under the Letter of Credit) and exercising all of the rights and remedies available to the Bank in connection therewith;

              (c) If the Event of Default may be cured by the Bank by taking actions or making payments of money, the Bank shall have the right (but not the obligation) to take such actions (including without limitation the retention of attorneys and the commencement or prosecution of actions on its own behalf or on behalf of the Borrower), and to make such payments and pay for the costs of such actions (including without limitation attorneys' fees and court costs) from its own funds; provided, that the taking of such actions at the Bank's expense or the making of such payments by the Bank out of the Bank's own funds shall not be deemed to cure such Event of Default, and the same shall not be so cured unless and until the Borrower shall have reimbursed the Bank, for such payment, together with interest at the Prime Rate plus two percent (2%), from the date of such payment until the date of reimbursement. If the Bank advances its own funds for such purposes, such funds shall be secured by the Security Documents, notwithstanding that such advances may cause the total amount advanced hereunder to exceed the amount committed to be advanced pursuant to this Agreement, and the Borrower shall immediately upon demand reimburse the Bank therefore with interest at the Prime Rate plus two percent (2%), from the date of such advance until the date of reimbursement; and

              (d) Exercise any and all of its rights under the Letter of Credit Documents, the Loan Agreement or the other agreements and documents executed in connection therewith, or the Bond Documents, or otherwise as a secured creditor, including, without limitation, foreclosing on any security, and exercising any other rights with respect to security whether under the Security Documents or any other agreement or as provided by law, all in such order and in such manner as the Bank in its sole discretion may determine.

     6.3 Cumulative Remedies; No Waiver. All remedies of the Bank provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the Letter of Credit, the Security Documents, the Bond Documents, any of the Letter of Credit Documents or the Loan Agreement or the other agreements and documents executed in connection with the Loan Agreement, or provided by law from time to time. The exercise of any right or remedy by the Bank hereunder shall not in any way constitute a cure or waiver of default hereunder or under the Letter of Credit, the Security Documents, the Bond Documents, any of the Letter of Credit Documents, or the Loan Agreement or the other agreements and documents executed in connection with the Loan Agreement, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice the Bank in the exercise of any rights hereunder or under the Letter of Credit, the Security Documents, the Bond Documents, the Letter of Credit Documents or the Loan Agreement, unless in the exercise of said right, the Bank realizes all amounts owed to it under the Letter of Credit, this Agreement, the Security Documents, the Bond Documents, the Letter of Credit Documents, the Loan Agreement and the other agreements and documents executed in connection with the Loan Agreement, and all Events of Default are cured. No waiver by the Bank of any default or breach by the Borrower hereunder shall be implied from any omission by the Bank to take action on account of such default if such default persists or is other than the default expressly made the
subject of the waiver.   Any such express waiver shall be operative only for
the time and to the extent therein stated. Any waiver of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by the Bank to or of any act by the Borrower shall not be deemed to waive or render unnecessary consent or approval to or of any subsequent act.

     7. Miscellaneous.

        7.1 Nonliability of the Bank. The Borrower acknowledges and agrees that:

              (a) The Bank shall not be responsible or liable to the Borrower for the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee and any beneficiary or transferee in connection therewith;

              (b) The Bank shall not be responsible or liable to the Borrower for the validity, sufficiency or genuineness of documents (except as to the Bank's signatures thereon), or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged (except to the extent acceptance or reliance upon such documents is a result of the Bank's gross negligence or willful misconduct); and

              (c) The Bank shall not be responsible or liable to the Borrower as a result of any circumstances in any way related to the making or failure to make payment under the Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Bank.

     7.2 No Representations by the Bank. By accepting or approving anything required to be observed, performed or fulfilled, or to be given to the Bank pursuant to this Agreement or any of the other Letter of Credit Documents or Bond Documents, including any certificate, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, the Bank shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation to anyone with respect thereto by the Bank. The Bank may accept documents in connection with the Letter of Credit or any of the other Letter of Credit Documents or Bond Documents which appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     7.3 No Third Parties Benefitted. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of the Borrower and the Bank in connection with the Letter of Credit. It is made for the sole protection of the Borrower and the Bank, and the Bank's successors and assigns. No other Person shall have any rights of any nature hereunder or by reason hereof.

     7.4 Indemnity by the Borrower. The Borrower hereby indemnifies and holds harmless the Bank and its directors, officers, agents and employees (collectively the "indemnitees") from and against:

              (a) any and all claims, demands, actions or causes of action that are asserted against any indemnitee by any Person if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that the Person has or asserts against the Borrower, whether in connection with the Letter of Credit, the Bonds, any of the Bond Documents, any of the Letter of Credit Documents or this Agreement, or otherwise;

              (b) any and all claims, demands, actions or causes of action that are asserted against any indemnitee by any Person and arising from or in connection with (I) any statement or omission, actual or alleged, in the Bond Documents, or (ii) any breach or default, actual or alleged, of the representations, warranties, covenants, conditions or agreements contained in this Agreement or any of the other Letter of Credit Documents or in any of the Bond Documents; and

              (c) any and all liabilities, losses, costs or expenses (including court costs and attorneys' fees) that any indemnitee suffers or incurs as a result of the assertion of any claim, demand, action or cause of action specified in Section 7.4(a) or Section 7.4(b) of this Agreement.

     Any obligation or liability of the Borrower to any indemnitee as provided in this Section 7.4 shall be secured by the Security Documents. The indemnity contained in this Section 7.4 shall not extend to any claims, demands, actions, causes of action, liabilities, losses, costs or expenses which result solely from the gross negligence or willful misconduct of the Bank.

     7.5 Commissions. The Borrower hereby indemnifies and holds the Bank harmless from any responsibility, cost and/or liability, including any attorneys' fees incurred, in connection with any claim by any Person for the payment of any commission, charge or brokerage fee in connection with the Bonds or any of the other transactions contemplated in connection with this Agreement arising by virtue of any action taken, directly or indirectly, by the Borrower.

     7.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, subject to the provisions of Article 6 of the Loan Agreement.

     7.7 Execution in Counterparts. This Agreement and any other Letter of Credit Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Letter of Credit Document, as the case may be, taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Letter of Credit Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

     7.8 Amendments; Consents. No amendment, modification, supplement, termination or waiver of any provision of this Agreement or any of the Letter of Credit Documents, and no consent to any departure by the Borrower therefrom, may in any event be effective unless in writing signed by the Bank, and then only in the specific instance and for the specific purpose given.

     7.9 Cumulative Remedies; No Waiver. The rights, powers and remedies of the Bank under the Letter of Credit Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity or otherwise. No failure or delay on the part of the Bank in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any other right, power or remedy.

     7.10 Survival of Representations and Warranties. All representations and warranties of the Borrower contained herein or in the Loan Agreement or any other Letter of Credit Document will survive the delivery of the Letter of Credit, and are material and have been or will be relied upon by the Bank, notwithstanding any investigation made by the Bank or on behalf of the Bank. For the purpose of the foregoing, all statements contained in any certificate, agreement or other writing delivered by or on behalf of the Borrower pursuant hereto or pursuant to the Loan Agreement or any other Letter of Credit Document or in connection with the transactions contemplated hereby or thereby shall be deemed to be covenants, representations and warranties of the Borrower contained herein or in the Loan Agreement or in any other Letter of Credit Documents, as the case may be.

     7.11 Notices. All notices, requests, demands, directions and other communications provided for in this Agreement shall be given in the manner provided for notices in the Loan Agreement.

     7.12 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio.

     7.13 Severability of Provisions. Any provision in any Letter of Credit Document that is held to be inoperative, unenforceable or invalid shall be inoperative, unenforceable or invalid without affecting the remaining provisions, and to this end the provisions of all Letter of Credit Documents are declared to be severable.

     7.14 Headings. Article and section headings in this Agreement are included for convenience of reference only and are not part of this Agreement for any other purpose.

     7.15 Time of the Essence. Time is of the essence for all purposes under this Agreement and the other Letter of Credit Documents.

     7.16 WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM WITH RESPECT THERETO. THIS WAIVER SHALL NOT IN ANY WAY EFFECT THE BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY WARRANT OF ATTORNEY OR COGNOVIT PROVISION CONTAINED HEREIN OR IN ANY RELATED INSTRUMENT OR AGREEMENT. NEITHER THE BORROWER NOR THE BANK SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE BORROWER OR THE BANK EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM.

     7.17 Warrant of Attorney. The Borrower authorizes any attorney-at-law to appear in any Court of Record in the State of Ohio or in any other state or territory of the United States after the obligations hereunder become due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against the Borrower in favor of the Bank for the amount then appearing due, together with costs of suit, and thereupon to waive all rights of appeal and stays of execution.

     IN WITNESS WHEREOF, the Borrower has caused this Agreement to be executed on its behalf by its duly authorized representative and the Bank has caused this Agreement to be executed on its behalf by its duly authorized officer as of the date first above written.

WARNING--BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.


                                     MCINNES STEEL COMPANY


                                     By: /s/ Timothy M. Hunter
                                        --------------------------------
                                     Title: Secretary/Treasurer
                                           -----------------------------

                                     THE HUNTINGTON NATIONAL
                                     BANK


                                     By: /s/ Bill T. Frazier
                                        --------------------------------
                                     Title: Vice President
                                           -----------------------------

The Huntington National Bank                            HUNTINGTON
P.O. Box 1558                                                  BANKS
Columbus, Ohio  43216

Direct Telephone Number                                              EXHIBIT A


                    IRREVOCABLE LETTER OF CREDIT NO. 106192

                               February 29, 1996


PNC Bank, National Association, Trustee
901 State Street
Erie, Pennsylvania 16501

Attention: Corporate Trust Department

Dear Sirs:

     1. At the request of McInnes Steel Company, a Pennsylvania corporation (the "Company"), we hereby establish in your favor, as successor to Marine Bank, Trustee (the "Trustee") under the Trust Indenture dated as of November 1, 1991 (the "Indenture") between the Trustee and Erie County Industrial Development Authority (the "Issuer"), pursuant to which $6,000,000.00 aggregate principal amount of Variable Rate Demand Revenue Bonds, Series of 1991 (McInnes Steel Company Project) (the "Bonds") were issued by the Issuer, our Irrevocable Letter of Credit No. 106192 (the "Letter of Credit") in the amount of $4,610,959.00 (as more fully described below), effective immediately and expiring at 5:00 p.m. on November 6, 1999 or, if such day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day (the "Stated Expiration Date"), unless, at our option, we deliver to you a written amendment signed by an authorized signer (specifically referring to "THE HUNTINGTON NATIONAL BANK Irrevocable Letter of Credit No.106192") extending the Stated Expiration Date to the date set forth in such amendment, in which case this Letter of Credit shall expire on such extended Stated Expiration Date unless further extended, it being understood that we shall be under no obligation herein to grant any such extension. This Letter of Credit is subject to automatic termination as provided in paragraph 8 hereof.

     2. We hereby irrevocably authorize you to draw on us in accordance with the terms and conditions hereinafter set forth, by one or more drafts on us, an aggregate amount not exceeding Four Million Six Hundred Ten Thousand Nine Hundred Fifty-Nine and no/100 Dollars ($4,610,959.00) (as reduced and reinstated from time to time in accordance with the provisions hereof, the "Letter of Credit Amount"), of which (i) an aggregate amount not exceeding $4,500,000.00 (as reduced and reinstated from time to time in accordance with the provisions hereof, the "Principal Component") may be drawn upon with respect to principal of the Bonds and (ii) an aggregate amount not exceeding $110.959.00 (as reduced and reinstated from time to time in accordance with the provisions hereof, the "Interest Component") may be drawn upon with respect to interest accrued on the Bonds. The Principal Component shall not THE HUNTINGTON NATIONAL BANK
Irrevocable Letter of Credit No. 106192
Page 2


be available to pay amounts corresponding to the interest on the Bonds, and the Interest Component shall not be available to pay amounts corresponding to principal of the Bonds.

     3. Funds under this Letter of Credit are available to you at the time specified below, (a) in one or more drawings by one or more of your drafts, each dated the date of its presentation and stating on its face: "Drawn under The Huntington National Bank Irrevocable Letter of Credit No. 106192", accompanied by one or more of your certificates in the form of Annex 1 attached hereto appropriately completed and executed (any such draft accompanied by such certificate being herein called an "Interest Draft"); (b) in one or more drawings by one or more of your drafts, each dated the date of its presentation and stating on its face "Drawn under The Huntington National Bank Irrevocable Letter of Credit No.106192", accompanied by one or more of your certificates in the form of Annex 2 attached hereto appropriately completed and executed (any such draft accompanied by such certificate being herein called a "Tender Draft"); and (c) in one or more drawings by one or more of your drafts, each dated the date of its presentation and stating on its face "Drawn under The Huntington National Bank Irrevocable Letter of Credit No.106192 ", accompanied by one or more of your certificates in the form of Annex 3 attached hereto appropriately completed and executed (any such draft accompanied by such certificate being herein called a "Redemption Draft"). Each such draft and certificate shall be presented at our office at The Huntington National Bank, 41 South High Street, Columbus, Ohio 43287, Attention: International Department, or such other office of ours that we hereafter designate by written notice to you, and shall be made either (i) in the form of a letter on your letterhead manually signed by one of your officers and addressed to us at The Huntington National Bank, 41 South High Street, Columbus, Ohio 43287,
Attention: International Department, or at any other office of ours that we hereafter designate by written notice delivered to you, or (ii) in the form of a tested telex sent by one of your officers, such telex number that may be designated by us by written notice delivered to you, or (iii) in the form of a telecopy transmission of the documents described in clause (i) of this sentence to Telecopier No. (614) 480-4354 pr Telecopier No. (614) 480-3761(with transmission confirmed by call to Telephone No. (614) 480-4374) or such other telecopier and telephone numbers that we hereunder designate by written notice delivered to you. If a drawing is made by telex or telecopier, it must contain an additional certification by you that originals of the draft and certificate on your letterhead manually signed by one of your officers will be mailed to us concurrently by first class United States mail. If we receive your Interest Draft or Redemption Draft at such office, all in strict conformity with the terms and conditions of this Letter of Credit at or prior to 9:00 A.M., on a Business Day, we will honor the same in accordance with your payment instructions by 12:00 noon on the later of (a) the Business Day on which you present to us your draft and certificate or (b) the "Value Date" set forth in such certificate; and if we receive your Interest Draft or Redemption Draft at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 9:00 A.M., on a Business Day, we will honor the same in accordance with your payment instructions by 12:00 noon on the later of
(1) the Business Day immediately

THE HUNTINGTON NATIONAL BANK
Irrevocable Letter of Credit No. 106192
Page 3


following the Business Day on which you present to us your draft and certificate or (2) the "Value Date" set forth in such certificate. If we receive your Tender Draft at such office with respect to Bonds bearing interest at the Daily Rate (as defined in its Indenture), all in strict conformity with the terms and conditions of this Letter of Credit, at or prior to 12:00 noon, on a Business Day, we will honor the same in accordance with your payment instructions by 2:00 p.m. on the later of (x) the Business Day on which you present to us your draft and certificate or (y) the "Value Date" set forth in such certificate; and if we receive your Tender Draft at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 12:00 noon, on a Business Day, we will honor the same in accordance with your payment instructions by 2:00 p.m. on the later of (i) the Business Day immediately following the Business Day on which you present to us your draft and certificate or (ii) the "Value Date" set forth in such certificate. If we receive your Tender Draft at such office with respect to Bonds bearing interest at the Weekly or Monthly Rate (as such terms are defined in the Indenture), all in strict conformity with the terms and conditions of this Letter of Credit, at or prior to 4:00 p.m. on a Business Day, we will honor the same in accordance with your payment instructions by 10:00 a.m. on the later of (o) the Business Day immediately following the Business Day on which you present to us your draft and certificate or (p) the "Value Date" as set forth in such certificate. For purposes of this Letter of Credit, we shall be deemed to have "honored" a draft at the time at which we commence a wire transfer of immediately available funds in accordance with your instructions.

     4. As used herein the term "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which commercial banking institutions in Columbus, Ohio, Erie, Pennsylvania or New York, New York or in any other city where your principal office or our office or the principal office of the Remarketing Agent is located are required or authorized by law (including executive order) to close or on which any of such offices is closed for a reason not related to financial conditions. References to any time of day in this Letter of Credit shall refer to Eastern standard time or Eastern daylight saving time. as in effect in Columbus, Ohio on such day.

     5. Each drawing honored by us hereunder shall reduce the Letter of Credit Amount and the respective Principal and Interest Components thereof by the respective amounts of such drawing and the corresponding components of such drawing. In addition, the Letter of Credit Amount and the respective Principal and Interest Components thereof shall be reduced automatically, without notice to you, upon our receipt from you of a certificate in the form of Annex 4 attached hereto appropriately completed and executed, each such reduction to be
(i) in the amounts necessary to reduce the Letter of Credit Amount and the Principal and Interest Components thereof to the respective amounts specified by you in such certificate and (ii) effective on the Business Day on which we receive such certificate from you. No drawing hereunder honored by us shall exceed the Letter of Credit Amount at the time of such drawing, as the Letter of Credit Amount has been reduced and reinstated in accordance with the terms
THE HUNTINGTON NATIONAL BANK
Irrevocable Letter of Credit No. 106192
Page 4


hereof, and no component of any such drawing corresponding to principal of or interest on the Bonds shall exceed the corresponding Principal and Interest Component of the Letter of Credit Amount as such Component has been reduced and reinstated in accordance with the terms hereof.

     6. On the fifteenth calendar day following the date of each drawing under this Letter of Credit by your Interest Draft, the Letter of Credit Amount and the Interest Component shall be automatically reinstated by an amount equal to the amount of such drawing, unless before said fifteenth day, we give written notice specifically referring to "The Huntington National Bank Irrevocable Letter of Credit No. 106192 " signed by our authorized officer and received by you, to the effect that an Event of Default has occurred under the Reimbursement Agreement dated as of February 29, 1996 between the Company and us and such reinstatement shall not occur, in which case such reinstatement shall not occur.

     7. Following any drawing under this Letter of Credit by your Tender Draft, the Letter of Credit Amount and the Principal and Interest Components thereof shall be reinstated with respect to such drawing (a) automatically when and to the extent that both (i) we have received reimbursement for such drawing in immediately available funds (or you have received immediately available funds which, pursuant to Section 4.04 of the Indenture, you will immediately remit to us as reimbursement for such drawing, such funds to be remitted to the attention of our International Department stating that they are repayments for Tender Drafts drawn under The Huntington National Bank Letter of Credit No. 106192) and (ii) you have delivered to us a certificate in respect of such reinstatement in the form of Annex 5 attached hereto appropriately completed and executed, which may be sent by tested telex or telecopier in the manner, to the numbers and with the confirmations and follow-up mailings described in paragraph 3 of this Letter of Credit or (b) when and to the extent that we, at our option, upon the Company's request, otherwise advise you in writing that such reinstatement shall occur, it being understood that we shall have no obligation to grant any such reinstatement except as provided in clause (a) of this sentence.

     8. This Letter of Credit shall automatically terminate upon the first to occur of: (a) the Stated Expiration Date (as such date may have been extended),
(b) the date on which we receive a certificate from you in the form of Annex 6 attached hereto, appropriately completed and executed, to the effect that there are no Bonds Outstanding (as defined in the Indenture) other than bonds secured by a Replacement Letter of Credit (as defined in the Indenture) or (c) the date on which the final drawing available hereunder is honored. This Letter of Credit shall be promptly surrendered to us by you upon such termination. The Company's election to convert the mode whereby interest is calculated to a Fixed Rate, and thereafter the actual Conversion,

THE HUNTINGTON NATIONAL BANK
Irrevocable Letter of Credit No. 106192
Page 5


will not effect a termination of this Letter of Credit.

     9. This Letter of Credit is transferable in its entirety (but not in part) to any transferee who you certify to us has succeeded you as Trustee under the Indenture, and may be successively transferred. Transfer of this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate substantially in the form of Annex 7 attached hereto appropriately completed and executed.

     10. Only you (or a transferee permitted by the terms of this Letter of Credit) may make drawings under this Letter of Credit. Upon the payment to you or your account of the amount specified in a draft drawn hereunder, we shall be fully discharged of our obligation under this Letter of Credit with respect to such draft, and we shall not thereafter be obligated to make any further payments under this Letter of Credit with respect to such draft.

     11. This Letter of Credit sets forth in full the terms of our undertaking, and this undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, except only the drafts and certificates referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement, except such drafts and certificates. All drafts and certificates referred to herein that are presented to us from time to time shall become an integral part of this Letter of Credit and shall be binding on any transferee permitted by the terms of this Letter of Credit. Payment of all drawings honored under this Letter of Credit will be made with our own funds.

     12. This Letter of Credit is subject to the "Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce, Publication No. 500" (the "Uniform Customs"). This Letter of Credit shall be deemed a contract made under the laws of the State of Ohio and shall, as to matters not governed by the UCP, be governed and construed and in accordance with the laws and said state, without regard to principles of conflicts of law.

                                            Very truly yours,

                                            THE HUNTINGTON NATIONAL BANK


                                            By:_________________________________

                                            Title:______________________________

ANNEX 1 to The Huntington National Bank
Irrevocable Letter of Credit No. 106192





To:  The Huntington National Bank
     41 South High Street
     Columbus, Ohio 43287
     Attention: International Department



              CERTIFICATE FOR INTEREST DRAWING OF ACCRUED INTEREST
             ON VARIABLE RATE DEMAND REVENUE BONDS, SERIES OF 1991
                   (McINNES STEEL COMPANY PROJECT) ISSUED BY
                  ERIE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

     The undersigned, a duly authorized officer of PNC BANK, NATIONAL ASSOCIATION, successor to Marine Bank, TRUSTEE (the "Trustee") under the Trust Indenture dated as of November 1, 1991 between the Issuer and the Trustee (the "Indenture") under which the Bonds have been issued, hereby certifies, with reference to Irrevocable Letter of Credit No.106192 (the "Letter of Credit") issued by The Huntington National Bank (the "Bank") in favor of the Trustee (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit, or if not so defined therein, in the Indenture), that:

     1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     2. This Certificate accompanies a draft in the amount of $____________ by which the Trustee is making a drawing under the Letter of Credit in respect of the payment of accrued interest on Bonds, which payment is due on or before ____________ (the "Value Date"). None of such Bonds is a Company Bond or a Custody Bond as defined in the Indenture.

     3. The Trustee has not received a notice from the Bank that reinstatement of the Letter of Credit in respect of any Interest Draft shall not occur.

     4. The amount of the draft accompanying this Certificate (i) is being drawn against the Interest Component of the Letter of Credit Amount and does not exceed the Letter of Credit Amount, as reduced and reinstated in accordance with the terms of the Letter of Credit, or the Interest Component, as reduced and reinstated in accordance with the terms of the Letter of Credit, (ii) was computed in accordance with the terms and conditions of the Bonds and the Indenture, (iii) does not include any amount in respect of interest on Bonds which was included in any Interest Draft, Tender Draft or Redemption Draft presented and not dishonored on or prior to the date of this Certificate, and
(iv) shall be applied pursuant to the provisions of the Bonds and the Indenture to the payment of accrued interest on Bonds which are not Company Bonds or Custody Bonds.

ANNEX 1 to The Huntington National Bank
Irrevocable Letter of Credit No. 106192


     5. If this Certificate and the accompanying draft are initially presented by telex or telecopier, the originals of such draft and this Certificate on the Trustee's letterhead manually signed by one of its officers are being mailed to you concurrently by first class United States mail.

     IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the day of the ______ day of ____________________ , 19_.

                             PNC BANK, NATIONAL ASSOCIATION, TRUSTEE


                             By___________________________________

                             Name_________________________________

                             Title__________________________________

ANNEX 2 to The Huntington National Bank
Irrevocable Letter of Credit No. 106192





To:  The Huntington National Bank
     41 South High Street
     Columbus, Ohio 43287
     Attention: International Department



            CERTIFICATE FOR INTEREST DRAWING IN RESPECT OF PRINCIPAL
                  AND ACCRUED INTEREST ON VARIABLE RATE DEMAND
         REVENUE BONDS, SERIES OF 1991 (McINNES STEEL COMPANY PROJECT)
             ISSUED BY ERIE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

     The undersigned, a duly authorized officer of PNC BANK, NATIONAL ASSOCIATION, successor to Marine Bank, TRUSTEE (the "Trustee") under the Trust Indenture dated as of November 1, 1991 between the Issuer and the Trustee (the "Indenture") under which the Bonds have been issued, hereby certifies. with reference to Irrevocable Letter of Credit No. 106192 (the "Letter of Credit") issued by The Huntington National Bank (the "Bank") in favor of the Trustee (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit, or if not so defined therein, in the Indenture), that:

     1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     2. This Certificate accompanies a draft in the amount of $_________________ by which the Trustee is making a drawing under the Letter of Credit in respect of the payment of the purchase price of Bonds, corresponding to the principal thereof and accrued interest thereon, tendered for purchase pursuant to the provisions of the Indenture and in the case of Bonds tendered pursuant to Section 4.01 of the Indenture, not successfully remarketed by the Remarketing Agent (as defined in the Indenture) with the purchase price therefor received as required under the terms of the Indenture. Such Bonds are herein called Tendered Bonds". The purchase price payment for the Tendered Bonds is due on or before __________________ (the "Value Date"). None of the Tendered Bonds is presently a Company Bond or a Custody Bond as defined in the Indenture.

     3. The amount of the draft accompanying this Certificate is equal to the sum of (i) $___________________ being drawn against the Principal Component of the Letter of Credit Amount in respect of the payment of the portion of the purchase price of the Tendered Bonds corresponding to the principal thereof and
(ii) $________________ being drawn against the Interest Component of the Letter Of Credit Amount in respect of the portion of the purchase price of the Tendered Bonds corresponding to accrued interest thereon.

ANNEX 2 to The Huntington National Bank
Irrevocable Letter of Credit No.106192


     4. The amount of the draft accompanying this Certificate does not exceed the Letter of Credit Amount, as reduced and reinstated in accordance with the terms of the Letter of Credit.

Neither of the components of the amount of the draft set forth in paragraph 3 of this Certificate exceeds the corresponding component of the Letter of Credit Amount as reduced and reinstated in accordance with the terms of the Letter of Credit. The amount of the draft accompanying this Certificate (i) was computed in accordance with the terms and conditions of the Bonds and the Indenture,
(ii) does not include any amount in respect of principal of or interest on the Bonds which was included in any Interest Draft, Tender Draft or Redemption Draft presented and not dishonored on or prior to the date of this Certificate and (iii) shall be applied pursuant to the provisions of the Bonds and the Indenture, to the payment of purchase price of the Tendered Bonds.

     5. If this Certificate and the accompanying sight draft are initially presented by telex or telecopier, the originals of such draft and this Certificate on the Trustee's letterhead manually signed by one of its officers are being mailed to you concurrently by first class United States mail.

     IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the day of the ______ day of ________________, 19_.

                             PNC BANK, NATIONAL ASSOCIATION, TRUSTEE


                             By___________________________________

                             Name_________________________________

                             Title__________________________________

ANNEX 3 to The Huntington National Bank
Irrevocable Letter of Credit No. 106192




To:  The Huntington National Bank
     41 South High Street
     Columbus, Ohio 43287
     Attention: International Department



CERTIFICATE FOR REDEMPTION OR FINAL PAYMENT DRAWING IN RESPECT OF
     PRINCIPAL AND ACCRUED INTEREST ON VARIABLE RATE DEMAND REVENUE
       BONDS, SERIES OF 1991 (McINNES STEEL COMPANY PROJECT)
     ISSUED BY ERIE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

     The undersigned, a duly authorized officer of PNC BANK, NATIONAL ASSOCIATION, successor to Marine Bank, TRUSTEE (the "Trustee") under the Trust Indenture dated as of November 1, 1991 between the Issuer and the Trustee (the "Indenture") under which the Bonds have been issued, hereby certifies, with reference to Irrevocable Letter of Credit No.106192 (the "Letter of Credit") issued by The Huntington National Bank (the "Bank") in favor of the Trustee (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit, or if not so defined therein, in the Indenture), that:

     1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     2. This Certificate accompanies a draft in the amount of $________ by which the Trustee is making a drawing under the Letter of Credit in respect of the payment of principal of and accrued interest on Bonds (other than Company Bonds or Custody Bonds as defined in the Indenture) upon the applicable event indicated in paragraph 3 of this Certificate, which payment is due on or before _________ (the "Value Date").

     3. The Trustee is presenting this Certificate and the accompanying draft in connection with (check and complete one):


  [ ] An optional redemption of the Bonds in the principal amount of $______ pursuant to Section 9.01 of the Indenture. After such redemption, $______ principal amount of the Bonds will remain outstanding and will not presently be Company Bonds or Custody Bonds.

  [ ] A sinking fund redemption of the Bonds in the principal amount of $______ pursuant to Section 9.05 of the Indenture. After such redemption, $______ principal amount of the Bonds will remain outstanding and will not presently be Company Bonds or Custody Bonds.

ANNEX 3 to The Huntington National Bank
Irrevocable Letter of Credit No. 106192


  [ ] The payment of the Bonds upon acceleration of the maturity thereof pursuant to Section 11.02 of the Indenture.


  [ ] The payment of the Bonds at final maturity thereof pursuant to Section 6.02 of the Indenture.

     4. The amount of the draft accompanying this Certificate is equal to the sum of (i) $________ being drawn against the Principal Component of the Letter of Credit Amount in respect of the principal of Bonds (other than Bonds which are presently Company Bonds or Custody Bonds) and (ii) $________ being drawn against the Interest Component of the Letter of Credit Amount in respect of interest accrued on such Bonds.

     5. The amount of the draft accompanying this Certificate does not exceed the Letter of Credit Amount, as reduced and reinstated in accordance with the terms of the Letter of Credit. Neither of the components of the amount of the draft set forth in paragraph 4 of this Certificate exceeds the corresponding component of the Letter of Credit Amount, as reduced and reinstated in accordance with the terms of the Letter of Credit. The amount of the draft accompanying this Certificate (i) was computed in accordance with the terms and conditions of the Bonds and the Indenture. (ii) does not include any amount in respect of principal of or interest on the Bonds which was included in any Interest Draft, Tender Draft or Redemption Draft presented and not dishonored on or prior to the date of this Certificate, and (iii) shall be applied pursuant to the provisions of the Bonds and the Indenture to the payment of the principal of and accrued interest on Bonds which are not Company Bonds or Custody Bonds.

     6. If this Certificate and the accompanying draft are initially presented by telex or telecopier, the originals of such draft and this Certificate on the Trustee's letterhead manually signed by one of its officers are being mailed to you concurrently by first class United States mail.

     IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the day of the ______ day of _______________, 19_.

                             PNC BANK, NATIONAL ASSOCIATION, TRUSTEE


                             By___________________________________

                             Name_________________________________

                             Title__________________________________

ANNEX 4 to The Huntington National Bank
Irrevocable Letter of Credit No 106192




To:  The Huntington National Bank
     41 South High Street
     Columbus, Ohio 43287
     Attention: International Department



       CERTIFICATE FOR REDUCING THE HUNTINGTON NATIONAL BANK (THE "BANK")
        IRREVOCABLE LETTER OF CREDIT NO.106192 (THE "LETTER OF CREDIT")
         SUPPORTING VARIABLE RATE DEMAND REVENUE BONDS, SERIES OF 1991
                        (McINNES STEEL COMPANY PROJECT)
             ISSUED BY ERIE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

     The undersigned, a duly authorized officer of PNC BANK, NATIONAL ASSOCIATION, successor to Marine Bank. TRUSTEE (the "Trustee") under the Trust Indenture dated as of November 1, 1991 between the Issuer and the Trustee (the "Indenture") under which the Bonds have been issued. hereby certifies that (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit, or if not so defined therein, in the Indenture):

     1. The Trustee is the Trustee under the Indenture for the holders of the Bonds

     2. Pursuant to the provisions of the Bonds and the Indenture $________ principal amount of the Bonds have been redeemed or are deemed to have been paid pursuant to Article XVII of the Indenture, and the remaining aggregate principal amount of the Bonds Outstanding is $________

     3. Pursuant to the terms of the Letter of Credit, the Bank is hereby directed to reduce the Letter of Credit Amount and the Principal and Interest Components thereof, effective on the Business Day on which you receive this Certificate, so that after such reduction the Letter of Credit Amount shall be $________ of which $________ shall be the Principal Component and $________ shall be the Interest Component (calculated on the basis of 60 days interest on the Outstanding Bonds and a 365-day year, at an assumed maximum interest rate of 15% per annum).

     4. If this Certificate is initially presented by telex or telecopier, the originals of this Certificate on the Trustee's letterhead manually signed by one of its officers are being mailed to you concurrently by first class United States mail.

ANNEX 4 to The Huntington National Bank
Irrevocable Letter of Credit No. 106192


     IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the day of the ______ day of ________________, 19_.

                     PNC BANK, NATIONAL ASSOCIATION,
                     TRUSTEE


                     By___________________________________

                     Name_________________________________

                     Title__________________________________

ANNEX 5 to The Huntington National Bank
Irrevocable Letter of Credit No. 106192



To:  The Huntington National Bank
     41 South High Street
     Columbus, Ohio 43287
     Attention: International Department


         CERTIFICATE FOR REINSTATING THE HUNTINGTON NATIONAL BANK (THE ("BANK") IRREVOCABLE LETTER OF CREDIT NO. 106192 (THE "LETTER OF
CREDIT") SUPPORTING VARIABLE RATE DEMAND REVENUE BONDS, SERIES OF
               1991 (McINNES STEEL COMPANY PROJECT) ISSUED BY
                ERIE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

     The undersigned, a duly authorized officer of PNC BANK, NATIONAL ASSOCIATION, successor to Marine Bank. TRUSTEE (the "Trustee") under the Trust Indenture dated as of November 1, 1991 between the Issuer and the Trustee (the "Indenture") under which the Bonds have been issued, hereby certifies that (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit. or if not so defined therein, in the Indenture):

     1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     2. On the date of this Certificate $_____________ aggregate principal amount of Bonds are being purchased upon a remarketing thereof by the Remarketing Agent (as defined in the Indenture). All of such Bonds were heretofore purchased (or anticipated to be purchased) with the proceeds of one or more Tender Drafts in the total drawing amount, of $________________ of which proceeds $___________ was drawn in respect of principal of such Bonds and $________ was drawn in respect of accrued interest on such Bonds. Prior to the date of this Certificate there has been no reinstatement of the Letter of Credit Amount with respect to amounts drawn by such Tender Drafts to purchase such Bonds.

     3. The Paying Agent has received for immediate payment (or repayment) to the Bank in respect of the Bonds described in paragraph 2 of this Certificate the total amount of $________, consisting of $_______________ from the Remarketing Agent, $________________ from the Company and $_________ from the Bank. Such total amount is being paid to the Bank at the above address with reference to Letter of Credit No.106192, pursuant to Section 4.04 of the Indenture, as reimbursement for amounts drawn under the Letter of Credit by the Tender Drafts described in paragraph 2 of this Certificate; provided that, unless such reimbursement is being made on the same day that payment of such Tender Drafts was received by the Trustee from the Bank, the Trustee will release the Bonds described in paragraph 2 of this Certificate for remarketing and will make such payment to the Bank only upon receipt by the Trustee of telephonic confirmation from the Bank of the reinstatement described in paragraph 6 below. Such confirmation shall be made to the Trustee at (814) 871-9314, Attention: Corporate Trust

ANNEX 5 to The Huntington National Bank
Irrevocable Letter of Credit No. 106192


Department (which confirmation shall thereafter be sent in writing to the Trustee at its address on file with you).

     4. Of the total amount referred to in paragraph 3 of this Certificate, $________ represents the aggregate principal amount of Bonds described in paragraph 2 of this Certificate and $________ represents accrued interest on such Bonds.

     5. Payment of the total amount referred to in paragraph 3 of this Certificate, together with other amounts heretofore paid to the Bank by or on behalf of the Company, represents reimbursement for the entire outstanding balance of all amounts drawn in respect of the Bonds described in paragraph 2 of this Certificate. The foregoing certification is made in reliance upon representations by the Company and/or the Bank to the Trustee that, upon payment of such amounts, the Bank will be fully reimbursed for all Tender Drafts (or allocable portions thereof) presented to the Bank to purchase such Bonds. No Certification is made by the Trustee as to the payment of interest accrued pursuant to the Reimbursement, Credit and Security Documents described in the Letter of Credit on the amounts drawn by such Tender Drafts.

     6. Pursuant to paragraph 7 of the Letter of Credit, the Letter of Credit Amount shall be automatically reinstated by an amount equal to $__________ (which does not exceed the aggregate amount of the Tender Drafts, or allocable portions thereof, paid by the Bank to purchase such Bonds) of which $_________ (which does not exceed the aggregate amount of such Tender Drafts, or allocable portions thereof, drawn against the Principal Component) shall be applied to the Principal Component and $__________ (which does not exceed the aggregate amount of such Tender Drafts, or allocable portions thereof, drawn against the Interest Component) shall be applied to the Interest Component.

     7. If this Certificate is initially presented by telex or telecopier, the original of this Certificate on the Trustee's letterhead manually signed by one of its officers is being mailed to you concurrently by first class United States mail.

     IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the day of the ______ day of ________________ , 19_.

                             PNC BANK, NATIONAL ASSOCIATION, TRUSTEE


                             By___________________________________

                             Name_________________________________

                             Title__________________________________

ANNEX 6 to The Huntington National Bank
Irrevocable Letter of Credit No.106192




To:  The Huntington National Bank
     41 South High Street
     Columbus, Ohio 43287
     Attention: International Department



        CERTIFICATE FOR TERMINATING THE HUNTINGTON NATIONAL BANK (THE "BANK") IRREVOCABLE LETTER OF CREDIT NO.106192 (THE "LETTER OF CREDIT")
        SUPPORTING VARIABLE RATE DEMAND REVENUE BONDS, SERIES OF 1991
                  (McINNES STEEL COMPANY PROJECT) ISSUED BY
                ERIE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

     The undersigned, a duly authorized officer of PNC BANK, NATIONAL ASSOCIATION, successor to Marine Bank, TRUSTEE (the "Trustee") under the Trust Indenture dated as of November 1, 1991 between the Issuer and the Trustee (the "Indenture") under which the Bonds have been issued, hereby certifies that (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit, or if not so defined therein, in the Indenture):

     1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     2. Pursuant to the Indenture and the Letter of Credit, the Letter of Credit shall be terminated on the date the Bank receives this Certificate, and the Trustee is herewith surrendering the Letter of Credit for cancellation, because no Bonds remain outstanding other than Bonds secured by a replacement Letter of Credit.

     IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the day of the _______ day of _______________, 19_.

                             PNC BANK, NATIONAL ASSOCIATION, TRUSTEE


                             By___________________________________

                             Name_________________________________

                             Title__________________________________

ANNEX 7 to The Huntington National Bank
Irrevocable Letter of Credit No. 106192




To:  The Huntington National Bank
     41 South High Street
     Columbus, Ohio 43287
     Attention: International Department


                          Re:  The Huntington National Bank
                               Irrevocable Letter of Credit
                               No. 106192

Gentlemen:

      For value received, the undersigned beneficiary hereby irrevocably transfers to:



             (Name of Transferee)


             (Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety. Said transferee has succeeded to the undersigned, successor to Marine Bank, as Trustee under the Trust Indenture dated as of November 1, 1991 between Erie County Industrial Development Authority and Marine Bank, as Trustee.

     By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

     The original of such Letter of Credit is returned herewith, and in accordance therewith we ask you to transfer the Letter of Credit to the transferee in the Letter of Credit Amount (as defined in the Letter of Credit) with provision for reinstating or increasing the Letter of Credit Amount with respect to all drawings by Interest Drafts and Tender Drafts (as defined in the

Letter of Credit) with respect to which the Letter of Credit Amount of the original Letter of Credit may be reinstated, and forward it directly to the transferee with your customary notice of transfer.

                                    Very truly yours,


    SIGNATURE AUTHENTICATED         PNC BANK, NATIONAL ASSOCIATION,
                                    TRUSTEE

    __________________________      By___________________________________

    __________________________      Title__________________________________
     (Authorized Signature)

                                  EXHIBIT B

                             PROJECT FACILITIES

     The Project Facilities consist in part of a one-story 29,955 square foot building and related furnishings, machinery and equipment now or hereafter to be incorporated into said building as constructed on approximately 6.5 acres of land, located in the City of Erie, Erie County, Pennsylvania. Such land on which such building is located is more fully described in Exhibit B-1 attached hereto.

     The following is an itemization of the Project Facilities furnishings, machinery and equipment components as the same were identified as part of the Project Facilities at the time of initial acquisition:

     Machinery, Fixtures and Equipment, including, but not limited to:

     Ring Mill: - The Ring Mill is a Wagner, Type RAW 63/63 - 1600/315, radial axial rolling machine, custom engineered to McInnes specification. The machine is computer controlled, has an axial and radial rolling force of 63 metric tons and is capable of rolling seamless rings with an outside diameter ranging from 100 mm - 1600 mm (4" - 63"), ring height from 20 mm - 315 mm (1 " - 12") and a maximum ring weight of 630 KG (1,400 lbs.)

     Hydraulic Press - The Hydraulic Press is an open die forging - ring preform press and will be utilized in preforming blanks for the Ring Mill. The Press is a four column, push down of moving cylinder design with a capacity of 1,200 U.S. tons to 1,800 U.S. tons. Ring blanks prepared on this press will typically weigh 10 KG (25 lbs.) and greater.

     Mechanical Press - The Mechanical Press is a 1,600 U.S. ton to 2,500 U.S. ton forging press that will be utilized in preforming ring blanks for the Ring Mill in the smaller than 10 KG (25 lbs.) size range.

     Forge Furnaces - To support the flexibility of the Wagner Ring Mill four Forge Furnaces were needed.

     Heat Treat Furnaces - Two Heat Treat Furnaces were initially budgeted to handle several heat treat cycles. The design parameters were based on a single car bottom style furnace, with a working chamber size of 72 inches width, 144 inches depth and 36 inches in height. Temperatures to 1,500 degrees Fahrenheit can be expected with heat uniformity of +/- 15 degrees Fahrenheit.

     Electrical Service Upgrades - Two Transformers were required for the building.

     The transformers have been sized to provide current and future anticipated demands. The 12,500 volt primary service was stepped down to two secondary services through the respective transformers, one being 4,160 volts, 2,000 KVA and the second a 480 volt, 1,500 KVA service.

     TOGETHER with all additions thereto, substitutions therefor, replacements thereof, and proceeds thereof, and together also with all other fixtures, furnishings, machinery and equipment of whatever description hereinafter incorporated into, becoming a part of or erected upon the aforesaid 6.5 acres of land and the building constructed thereon so as to constitute a complete and assembled economic unit and manufacturing facility.


                                     B-2